UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 24, 2022

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Management Changes

On June 24, 2022, Nirajkumar Patel notified Kaival Brands Innovations Group, Inc. (the “Company”), that he intends to resign as the Company’s Chief Executive Officer and Treasurer effective immediately. Mr. Patel’s resignation is not due to any disagreement with the Company. In connection with Mr. Patel’s resignation as the Company’s Chief Executive Officer and Treasurer, the Board of Directors (the “Board”) appointed Mr. Patel to serve as the Company’s Chief Science and Regulatory Officer, a newly created position, effective immediately. Mr. Patel will also continue to serve as a director.

On June 24, 2022, the Board appointed Eric Mosser, the Company’s current Chief Operating Officer, as President, effective immediately. In connection with Mr. Mosser’s appointment as President, the Board also appointed Mr. Mosser to serve as the Company’s principal executive officer for purposes of its filings with the Securities and Exchange Commission. Mr. Mosser also will continue to serve as Chief Operating Officer, Secretary, and a director. Mr. Mosser’s biographical information and business experience is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 4, 2022. There was no arrangement or understanding between Mr. Mosser and any other person pursuant to which Mr. Mosser was selected for this position. Mr. Mosser is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with Mr. Mosser’s appointment as President, the Compensation Committee (the “Committee”) approved certain changes to Mr. Mosser’s cash and equity compensation as set forth below.

Officer Compensation Changes

On June 24, 2022, the Committee approved an increase in Mr. Mosser’s base salary to $300,000 in connection with his appointment as President. In addition, on June 24, 2022, the Committee approved the grant of a non-qualified stock option exercisable for up to 250,000 shares of the Company’s common stock to Mr. Mosser, with one-half of the shares vesting on the one-year anniversary of the grant date and the remaining one-half of the shares vesting on the second-year anniversary of the grant date. The exercise price is $1.72 per share and the stock option has a ten-year term.

In addition, on June 24, 2022, the Committee approved the grant of a non-qualified stock option exercisable for up to 250,000 shares of the Company’s common stock to Mr. Patel, with one-half of the shares vesting on the one-year anniversary of the grant date and the remaining one-half of the shares vesting on the second-year anniversary of the grant date. The exercise price is $1.72 per share and the stock option has a ten-year term.

ITEM 8.01. OTHER EVENTS

On June 24, 2022, Kaival Holdings, LLC (“KH”), the Company’s controlling stockholder, and an entity owned and controlled by Mr. Patel and Mr. Mosser, exercised its right to convert its 3,000,000 shares of Series A Preferred Stock into 25,000,000 shares of the Company’s common stock. The Certificate of Designation of the Preferences, Rights, and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) provides that the Series A Preferred Stock is convertible (i) at the option of the holder on or after November 1, 2023 or (ii) prior to November 1, 2023, if there is a Change of Control (as defined in the Certificate of Designation) or the occurrence of any other event as determined and agreed to by the Company and the holders holding a majority of the issued and outstanding shares of Series A Preferred Stock. KH had previously agreed to return to the Company for cancellation a certain number of shares of Common Stock in exchange for shares of Series A Preferred Stock convertible into shares of Common Stock equal to the number canceled, for the purpose of temporarily reducing the number of issued and outstanding shares of Common Stock. The Board, after reviewing and discussing KH’s desire to convert the Series A Preferred Stock prior to November 1, 2023, determined that there exists a justifiable reason for allowing the early conversion of the Series A Preferred Stock, namely the occurrence of the entry into the international licensing agreement with an affiliate of Philip Morris International, Inc. and approved the early conversion.

On June 27, 2022, the Company issued a press release announcing the management changes referenced in Item 5.02, above.

ITEM 9.01 FINANCIAL STATEMENTS EXHIBITS

Exhibit No.	Description
99.1	Press Release of Kaival Brands Innovations Group, Inc., dated June 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: June 27, 2022	By:	/s/ Eric Mosser
Eric Mosser, President and Chief Operating Officer